EXHIBIT

                                                                             4.1


                        SETTLEMENT AND RETAINER AGREEMENT


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                              THE TIREX CORPORATION

                                   ----------

                        SETTLEMENT AND RETAINER AGREEMENT

                                   ----------

         Agreement, made this 25th day of June, 1999, by and among

                            The Tirex Corporation
                            740 St. Maurice, Suite 201
                            Montreal, Quebec
                            Canada H3C 1L5
                                                                    ("Tirex")

                            Frances Katz Levine
                            621 Clove Road
                            Staten Island, NY 10310
                                                                    ("Levine")

                                       and

                            Scott Rapfogel
                            16 Regency Circle
                            Englewood, NJ  07631
                                                                    ("Rapfogel")

A. RECITALS

         Whereas, Levine and Tirex are parties to an Employment Agreement, dated December 22, 1996 (the "Levine Employment Agreement"), pursuant to which Levine was employed by Tirex as its Corporate and United States Securities Counsel, and Rapfogel and Tirex are parties to an Employment Agreement, dated June 22, 1998 (the "Rapfogel Employment Agreement"), pursuant to which Rapfogel was employed by Tirex as its Assistant Corporate and United States Securities Counsel.

         Whereas,   effective  the  close  of  business  this  date,   Tirex  is
terminating the employment of Levine and Rapfogel.


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         Whereas,  the  termination  of  Levine  was made  other  than for cause pursuant to Paragraph 6.2 of the Levine Employment Agreement and the termination of Rapfogel was made without cause pursuant to Paragraph 8.4 of the Rapfogel Employment Agreement.

         Whereas, Tirex has acknowledged and agreed that, pursuant to the terms of their respective Employment Agreements, Levine is entitled to immediate payment of $300,000 and Rapfogel is entitled to immediate payment of $220,000.

         Whereas, Tirex currently lacks the financial resources to make cash payment of the sums which it acknowledges Levine and Rapfogel are presently entitled to be paid, as set forth above and Levine and Rapfogel have agreed to accept in lieu of such cash payment, shares of Tirex's Common Stock, $.001 par value per share ("Common Stock") and Options to purchase Common Stock, as set forth herein.

         Whereas, Tirex acknowledges that Levine and Rapfogel have agreed to accept the above referenced shares and options on the basis of such shares eventually having some liquid value through the market sale thereof pursuant to the exemption from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act") provided by Rule 144 thereof ("Rule 144") and/or pursuant to the registration of such shares by Tirex under the Securities Act pursuant to a Form S-8 registration statement or such other Form as should be available and practicable for such purpose.

         Whereas, Tirex is in its early stage of operations with limited hard assets, income, operations, and financial resources on hand to finance the development of its business. Its future financial prospects and position are therefore highly contingent and impossible to predict. Based upon the foregoing, unregistered shares of Tirex's Common Stock, which cannot be sold into the public market for an extended period of time, have a value which reflects Tirex's poor financial position and uncertain future, and can be expected to be saleable by Tirex, in arm's length transactions, for not more than fifty percent (50%) of the current market value of the publicly traded stock of Tirex, or for substantially less.

B. AGREEMENT

1. The parties agree that the amount immediately payable to Levine in connection with the termination of her employment, as described above, is $300,000 United States Dollars and the amount immediately payable to Rapfogel in connection with the termination of his employment, as described above, is $220,000 United States Dollars.

2. Levine and Rapfogel hereby agree to accept in full satisfaction of all payments due to them in connection with Tirex's termination of their respective Employment Agreements, as described in Section A, above, Shares of Tirex's Common Stock at a per share value equal to fifty percent (50%) of the average of the high ask and low bid prices of Tirex's Common Stock

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as traded  in the  over-the-counter  market  and  quoted  in the OTC  Electronic
Bulletin Board on Friday, June 25, 1999, as follows:

         2.1      For Levine:

                  (a) A three-year option to purchase 2,000,000 shares at a price of $.001 per share; and

                  (b) the number of shares issuable pursuant to Paragraph 2, above, less 2,000,000 shares.

         2.2      For Rapfogel:

                  (a) A three-year option to purchase 2,000,000 shares at a price of $.001 per share; and

                  (b) the number of shares issuable pursuant to Paragraph 2, above, less 2,000,000 shares.

C.       RETAINER

         Tirex hereby retains Levine and Rapfogel, or either one of them, or any law firm or partnership with which either one of them may in future be associated with, as Levine and Rapfogel shall notify Tirex, for the limited purposes of: (i) preparing and filing on behalf of Tirex one or more registration statements on Forms S-8, registering the resale of the shares of Common Stock underlying the options granted to them hereinabove, and (ii) preparing and submitting to Tirex's transfer agent, legal opinion letters respecting the propriety of removing restrictions on transfer of any shares of Common Stock then held by Levine, Rapfogel, or, at his request, Terence C.
Byrne, as such shares shall become eligible for sale, or the removal of all restrictions, pursuant to Rule 144 or Rule 144(k) of the Securities Act of 1933. Levine and Rapfogel agree that all such services shall be performed without charge to Tirex.

D.       LIQUIDATED DAMAGES

         The parties hereto agree that in the event that Tirex shall take any action which in any way impairs or impedes the ability or right of Rapfogel or Levine to perform the functions for which they have been retained pursuant to Section C of this Agreement, that Rapfogel and Levine shall be entitled to liquidated damages in cash in an amount equal to the number of restricted shares of Common Stock held by them multiplied by three times the per share public market price.


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E.       RELEASES

         In consideration for, and in furtherance of the foregoing, Tirex, (the "Releasor"), hereby releases and discharges Levine and Rapfogel, or either one of them, their respective heirs, executors, administrators, successors, and assigns (jointly and severally, the "Releasees) from all actions, causes of action, debts, sums of money, accounts, reckonings, covenants, contracts, controversies, agreements, promises, damages, judgments, executions, claims and demands whatsoever, in law, admiralty or equity, which against the Releasees, the Releasor, its successors, or assigns, ever had, now has, or hereafter can, shall, or may, have for, upon, or by reason of any matter, cause or thing arising out of or in any way connected with the Releasees services as legal counsel to the Releasor, the issuance of any shares of Common Stock to the Releasees, the Releasees rights to sell any shares of the Releasor's Common Stock pursuant to the provisions of Rule 144, Rule 144(k), or the obligation of Tirex to register any shares of its Common Stock heretofore or hereinafter issued to the Releasees.


                                                      THE TIREX CORPORATION


                                                      By /s/ Louis Sanzaro
                                                         ----------------------
                                                       Louis Sanzaro, President


                                                      /s/ Frances Katz Levine
                                                      -------------------------
                                                      Frances Katz Levine


                                                      /s/ Scott Rapfogel
                                                      -------------------------
                                                      Scott Rapfogel


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